Secretary of State
State of Nevada
State Capitol Complex
Carson City, Nevada  89710

                              ARTICLES OF AMENDMENT

                          CAMBRIDGE ENERGY CORPORATION


         The Board of Directors of the Corporation held a special meeting on April 23, 1997 at 9:00 a.m. at its offices at 215 South Riverside Drive, Cocoa, Florida. All Directors were present to vote at the meeting.

         Upon motion duly made a vote was taken and the following resolution was passed unanimously:

                  RESOLVED that the Articles of Incorporation of the Company be amended to increase the authorized shares in the Company as follows:

Number of
Shares                 Class or Series             Par Value Per Share

50,000,000                 COMMON                         $0.001
25,000,000                 PREFERRED                      $0.001

The Board of Directors is authorized to prescribe by resolution the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each of the above class or series of stock.




                                             /s/ Perry Douglas West
                                             ----------------------
Dated:  May 5, 1997                          Perry Douglas West
                                             Director



                                             /s/ Lee M. Payne
                                             ----------------
                                             Lee M. Payne
                                             Director

                            ARTICLES OF INCORPORATION
                                       OF
                          CAMBRIDGE ENERGY CORPORATION
                                   * * * * *


         FIRST.   The name of the corporation is

                           CAMBRIDGE ENERGY CORPORATION

         SECOND.  Its registered office in  the  State  of  Nevada is located at

3230 E. Flamingo Road, #156, Las Vegas,  Nevada.  The name of its resident agent at that address is Gateway Enterprises, Inc. of Nevada.

         THIRD.   The number and class and/or series of shares  the  corporation is  authorized  to issue is as follows:


Authorized Shares          Class or Series                Par Value
-----------------          ---------------                ---------
   2,000,000                   Common                       $.001
     100,000                   Preferred                    $.001


         The Board of Directors is hereby  authorized to prescribe by resolution

the  voting  powers,  designations,   preferences,  limitations,   restrictions,

relative  rights and  distinguishing  designation  of each of the above class or series of stock.


         FOURTH.  The  governing  board  of this  corporation  shall be known as directors,  and the number of  directors  may from time to time be  increased or decreased  in  such a  manner  as  shall  be  provided  by the  bylaws  of  this corporation.

         The name and  address of  first  Board of  Directors,  which shall be a minimum of two (2) and a maximum of five (5) in number, is as follows:


         NAME                               ADDRESS
         ----                               -------
         Perry Douglas West                 215 South Riverside Drive
                                            Cocoa, Florida 32922

         Lee M. Payne                       215 South Riverside Drive
                                            Cocoa, Florida 32922


         FIFTH.   The name and address of each of the incorporators  signing the articles of incorporation  are as follows:

         NAME                               ADDRESS
         ----                               -------
         Perry Douglas West                 215 South Riverside Drive
                                            Cocoa, Florida 32922

         Lee M. Payne                       215 South Riverside Drive
                                            Cocoa, Florida 32922

         WE,  THE  UNDERSIGNED,  being  each of the  incorporators  hereinbefore named,  for the  purpose  of  forming  a  corporation  pursuant  to the  General

Corporation  Law of the State of  Nevada,  do make and file  these  articles  of incorporation,  hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this day of March, 1996.




                                             /s/ Perry Douglas West
                                             ----------------------
                                             Perry Douglas West




                                             /s/ Lee M. Payne
                                             ----------------
                                             Lee M. Payne


STATE OF FLORIDA

County of Brevard

         On this day of March,  1996,  before  me, a Notary  Public,  personally appeared  Perry Douglas West and Lee M. Payne,  and who  severally  acknowledged that they executed the above instrument.





                                              -----------------------------
                                              Notary Public
                                              (Stamp)




                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

Gateway Enterprises, Inc. of Nevada hereby accepts the appointment as Resident Agent of the above named corporation. Gateway Enterprises, Inc. Resident Agent


By____________________________Date________________________